Exhibit 99.(h)(7)(ii)

Schedule A
Dated July 29, 2014

To The

Expense Limitation Agreement

Dated July 29, 2013

Between

Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 3/31	Class	Expense Limit	Termination Date
Touchstone Flexible Income Fund	A	1.09%	July 30, 2015
	C	1.84%	July 30, 2015
	Y	0.84%	July 30, 2015
	Institutional	0.74%	July 30, 2015
Touchstone Focused Fund	A	1.20%	July 30, 2015
	C	1.95%	July 30, 2015
	Y	0.95%	July 30, 2015
	Institutional	0.80%	July 30, 2015
Touchstone Growth Opportunities Fund	A	1.24%	July 30, 2015
	C	1.99%	July 30, 2015
	Y	0.99%	July 30, 2015
	Institutional	0.89%	July 30, 2015
Touchstone International Value Fund	A	1.39%	July 30, 2015
	C	2.14%	July 30, 2015
	Y	1.14%	July 30, 2015
	Institutional	0.99%	July 30, 2015
Touchstone Large Cap Growth Fund	A	1.25%	July 30, 2015
	B	2.00%	July 30, 2015
	C	2.00%	July 30, 2015
	Y	0.99%	July 30, 2015
Touchstone Mid Cap Growth Fund	A	1.39%	July 30, 2015
	B	2.14%	July 30, 2015
	C	2.14%	July 30, 2015
	Y	1.14%	July 30, 2015
	Institutional	0.99%	July 30, 2015
Touchstone Sands Capital Emerging Markets Growth Fund	Y	1.49%	July 30, 2015
	Institutional	1.39%	July 30, 2015
Touchstone Small Cap Growth Fund	A	1.44%	July 30, 2015
	C	2.19%	July 30, 2015
	Y	1.19%	July 30, 2015
	Institutional	1.04%	July 30, 2015

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft

TOUCHSTONE ADVISORS, INC.

By:	/s/ Terrie Wiedenheft

By:	/s/ Tim Paulin